Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 31, 2010 included in the Annual Report on Form 10-K of EOS Preferred Corporation for the year ended December 31, 2010.
/s/ Ernst & Young LLP
New York, New York
March 31, 2011